Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-210993, 333-213198, 333-213717, 333-228885, and 333-229696 on Form S-8 of our reports dated March 12, 2019, relating to the financial statements of Quorum Health Corporation, and the effectiveness of Quorum Health Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Quorum Health Corporation for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

March 12, 2019